Exhibit 99.1

CHARLES & COLVARD REPORTS FOURTH QUARTER
AND FULL FISCAL YEAR 2022 FINANCIAL RESULTS

•	Generated $9.3 Million in Net Sales for Q4 of Fiscal 2022
•	Delivered All-Time High for the Company of $43.1 Million in Net Sales for Fiscal 2022
•	Experienced 173% Increase in Lab Grown Diamond Sales and 13% Increase in Moissanite Sales Versus Fiscal 2021
•	Achieved 50% Increase in Lab Grown Diamond Sales Versus the Year-Ago Quarter
•	Total Cash Remained Strong at $21.2 Million
•	Produced Strong Gross Margin of 47% for Fiscal 2022
•	Recorded $2.9 Million in Income from Operations for Fiscal 2022
•	Delivered $2.4 Million in Net Income or $0.08 Earnings Per Diluted Share in Fiscal 2022
•	Conference Call with Accompanying Slide Presentation Scheduled Today at 4:30 PM ET

FOR IMMEDIATE RELEASE

RESEARCH TRIANGLE PARK, N.C. – September 1, 2022 – Charles & Colvard, Ltd. (Nasdaq: CTHR) (the “Company”), a globally recognized fine jewelry company specializing in lab grown gemstones, today announced financial results for the fourth quarter and full fiscal year ended June 30, 2022.

“I’m pleased to report that our record-breaking top line growth has continued for our full fiscal year, with $9.3 million in revenue representing the second highest comparable period in Company history and $43.1 million in revenue for fiscal 2022. This reflects the highest revenue for any twelve-month period ending June 30. Our investments continue in our people, our direct-to-consumer and brand awareness campaigns and our expanded fine jewelry selections; we believe these investments are bearing fruit, as evidenced by our fourth quarter results and full fiscal year growth in sales,” said Don O’Connell, President and CEO of Charles & Colvard.

“Our direct-to-consumer revenue grew 24% over the prior fiscal year, boosting our Online Channels segment net sales 15% over fiscal 2021 and 61% over fiscal 2020, further demonstrating the opportunity that we believe this channel represents for the Company’s continued growth. We have now delivered eight consecutive quarters of profitability. We have accumulated $21.2 million in total cash and amassed $33.5 million in premium inventory in support of all channels—all with zero debt. We believe this positions us well to become one of the leading fine jewelry destinations for all things Made, Not MinedTM,” concluded Mr. O’Connell.

Recent Corporate Highlights

•	Launched high carat conscious couture and pavé lab grown diamond collections;
•	Expanded moissanite engagement and bridal assortments;
•	Featured in The Bachelorette;
•	Hosted multiple successful live streaming experiential events;
•	Introduced moissaniteoutlet.com product assortment to Drop Ship Retail partners and on Amazon;
•	Featured in Brides, MSN, RetailMeNot and JCK Magazine; and
•	As of August 26th, 2022, 273,257 shares of the Company’s common stock have been repurchased that are held in treasury stock for an aggregate purchase price of $356,120, at an average price per share of $1.30.

Financial Summary for Fourth Quarter Fiscal 2022
(Quarter Ended June 30, 2022 Compared to Quarter June 30, 2021)

•	Net sales were $9.3 million for the quarter, a 4% decrease compared with $9.7 million in the year-ago quarter.
•	In the Online Channels segment, which consists of e-commerce outlets including charlesandcolvard.com, moissaniteoutlet.com, third-party online marketplaces, drop-ship retail and other pure-play e-commerce outlets, net sales increased 3% year over year, to $5.7 million, representing 62% of total net sales for the quarter, compared to $5.6 million, or 57% of total net sales in the year-ago quarter.
•	In the Traditional segment, which consists of wholesale and brick-and-mortar customers, net sales decreased 14% year over year, to $3.6 million, representing 38% of total net sales for the quarter, compared to $4.2 million, or 43% of total net sales, in the year-ago quarter.
•	Finished jewelry net sales increased 9% to $6.1 million for the quarter, compared to $5.6 million in the year-ago quarter.
•	Loose jewels net sales decreased 22% to $3.2 million for the quarter, compared to $4.1 million in the year-ago quarter.
•	Cost of goods sold increased 3% to $5.5 million for the quarter, compared to $5.4 million in the year-ago quarter.
•	Gross profit was $3.8 million for the quarter, compared to $4.4 million in the year ago quarter.
•	Operating expenses increased 14% to $3.7 million for the quarter, compared to $3.3 million in the year-ago quarter.
•	Net income was $41,000, or $0.00 earnings per diluted share for the quarter, compared to $8.4 million, or $0.27 per diluted share, in the year-ago quarter.
•	Weighted average shares outstanding on a diluted basis were 31.2 million for the quarter, compared to 31.1 million in the year-ago quarter.
•	During the fourth quarter of Fiscal 2021, the Company’s PPP Loan in the amount of $965,000, including related accrued and unpaid interest of approximately $9,000, was forgiven the U.S. Small Business Administration, or the SBA. Approximately $974,000 was recognized and included in the gain on extinguishment of debt in the fiscal quarter ended June 30, 2021.
•	As of June 30, 2021, the Company’s management determined that certain deferred tax assets of approximately $6.4 million were realizable, and the Company reduced its valuation allowance accordingly, which resulted in an income tax benefit recognized during the fiscal quarter ended June 30, 2021, of approximately $6.3 million.

Financial Summary for Fiscal Year 2022

•	Net sales increased 10% to $43.1 million for the fiscal year ended June 30, 2022, compared to $39.2 million in the year-ago period.
•	Online Channels segment net sales increased 15% year over year to $26.8 million, representing 62% of total net sales, for the fiscal year ended June 30, 2022, compared to $23.2 million, or 59% of total net sales in the year-ago period.
•	Traditional segment net sales increased 2% year over year to $16.3 million, representing 38% of total net sales, for the fiscal year ended June 30, 2022, compared to $16.0 million, or 41% of total net sales, in the year-ago period.
•	Finished jewelry net sales increased 22% to $29.7 million for the fiscal year ended June 30, 2022, compared to $24.4 million in the year-ago period.
•	Loose jewel net sales were $13.4 million for the fiscal year ended June 30, 2022, a decrease of 10%, compared to $14.8 million in the year-ago period.
•	Cost of goods sold increased 10% to $22.8 million for the fiscal year ended June 30, 2022, compared to $20.8 million in the year-ago period.
•	Gross profit was $20.2 million for the fiscal year ended June 30, 2022, compared to $18.4 million in the year ago period.
•	Operating expenses increased 34% to $17.4 million for the fiscal year ended June 30, 2022, compared to $12.9 million in the year-ago period.
•	Net income was $2.4 million, or $0.08 earnings per diluted share, for the fiscal year ended June 30, 2022, compared to $12.8 million, or $0.42 per diluted share, in the year-ago period.
•	Weighted average shares outstanding on a diluted basis were 31.3 million for the fiscal year ended June 30, 2022, compared to 30.2 million in the year-ago period.
•	As disclosed above, during the fourth quarter of Fiscal 2021, the Company’s PPP Loan forgiveness was approved and processed by the SBA, which resulted in approximately $974,000 that was recognized and included in the gain on extinguishment of debt in the fiscal year ended June 30, 2021.
•	In addition, as disclosed above, at June 30, 2021, the Company’s management reduced its valuation allowance against certain deferred tax assets that resulted in an income tax benefit recognized during the fiscal year ended June 30, 2021, of approximately $6.3 million.

Financial Position

Cash, cash equivalents and restricted cash totaled $21.2 million as of June 30, 2022, representing a decrease of $268 thousand from $21.4 million as of June 30, 2021. Total inventory increased to $33.5 million as of June 30, 2022, compared to $29.2 million as of June 30, 2021. During the fiscal year ended June 30, 2022, our working capital decreased $1.0 million, or 4%, to $29.1 million from $30.1 million at June 30, 2021. The Company had no debt outstanding as of June 30, 2022 and June 30, 2021.

Investor Conference Call

Charles & Colvard will host an investor conference call and webcast presentation to discuss its financial results for the fourth quarter and fiscal year ended June 30, 2022 at 4:30 p.m. ET on Thursday, September 1, 2022. The investor conference call and accompanying presentation slides will be webcast live and can be accessed in the Investor Relations section of the Company's website at https://ir.charlesandcolvard.com/events.

To participate via telephone, callers should dial 844-875-6912 (U.S. toll-free) or 412-317-6708 (international) and ask to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. ET on Thursday, September 1, 2022.

A replay of this conference call will be available until September 8, 2022 at 877-344-7529 (U.S. toll-free) or 412-317-0088 (international). The replay conference ID is 5034150. The call will also be available for replay in the Investor Relations section of the Company’s website at https://ir.charlesandcolvard.com/events.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (Nasdaq: CTHR) believes fine jewelry can be accessible, beautiful and conscientious. Charles & Colvard is the original creator of lab grown moissanite, a rare gemstone formed from silicon carbide. The Company brings revolutionary gemstones and jewelry to market through its pinnacle Forever OneTM moissanite brand and its premium Caydia® lab grown diamond brand. Consumers seek Charles & Colvard fashion, bridal and fine jewelry because of its exceptional quality, incredible value and shared beliefs in environmental and social responsibility. Charles & Colvard was founded in 1995 and is based in North Carolina's Research Triangle Park. For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, (1) our business and our results of operations could be materially adversely affected as a result of general economic and market conditions; (2) our future financial performance depends upon increased consumer acceptance, growth of sales of our products, and operational execution of our strategic initiatives; (3) the effects of COVID-19 and other potential future public health crises, epidemics, pandemics or similar events on our business, operating results, and cash flows are uncertain; (4) we face intense competition in the worldwide gemstone and jewelry industry; (5) our information technology infrastructure, and our network may be impacted by a cyber-attack or other security incident as a result of the rise of cybersecurity events; (6) constantly evolving privacy regulatory regimes are creating new legal compliance challenges; (7) we are subject to certain risks due to our international operations, distribution channels and vendors; (8) our business and our results of operations could be materially adversely affected as a result of our inability to fulfill orders on a timely basis; (9) we are currently dependent on a limited number of distributor and retail partners in our Traditional segment for the sale of our products; (10) we may experience quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; (11) seasonality of our business may adversely affect our net sales and operating income; (12) our operations could be disrupted by natural disasters; (13) sales of moissanite and lab grown diamond jewelry could be dependent upon the pricing of precious metals, which is beyond our control; (14) our current customers may potentially perceive us as a competitor in the finished jewelry business; (15) we depend on a single supplier for substantially all of our silicon carbide, or SiC, crystals, the raw materials we use to produce moissanite jewels; if our supply of high-quality SiC crystals is interrupted, our business may be materially harmed; (16) if the e-commerce opportunity changes dramatically or if e-commerce technology or providers change their models, our results of operations may be adversely affected; (17) governmental regulation and oversight might adversely impact our operations; (18) the execution of our business plans could significantly impact our liquidity; (19) the financial difficulties or insolvency of one or more of our major customers or their lack of willingness and ability to market our products could adversely affect results; (20) negative or inaccurate information on social media could adversely impact our brand and reputation; (21) we rely on assumptions, estimates, and data to calculate certain of our key metrics and real or perceived inaccuracies in such metrics may harm our reputation and negatively affect our business; (22) we may not be able to adequately protect our intellectual property, which could harm the value of our products and brands and adversely affect our business; (23) environmental, social, and governance matters may impact our business, reputation, financial condition, and results of operations; (24) if we fail to evaluate, implement, and integrate strategic acquisition or disposition opportunities successfully, our business may suffer; (25) some anti-takeover provisions of our charter documents may delay or prevent a takeover of our Company; (26) we cannot guarantee that our share repurchase program will be utilized to the full value approved, or that it will enhance long-term stockholder value and repurchases we consummate could increase the volatility of the price of our common stock and could have a negative impact on our available cash balance; and (27) our failure to maintain compliance with The Nasdaq Stock Market’s continued listing requirements could result in the delisting of our common stock, in addition to the other risks and uncertainties described in more detail in “Risk Factors” in Part I, Item 1A, of this Annual Report on Form 10-K. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission, or SEC, that discuss other factors relevant to our business.

Contacts:

Clint J. Pete, Chief Financial Officer, 919-468-0399, ir@charlesandcolvard.com

- Financial Tables Follow -

Appendix A

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Year Ended June 30,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)
Net sales	$9,303,743	$9,726,699	$43,089,024	$39,235,839
Cost of goods sold	5,498,676	5,352,475	22,845,702	20,809,690
Gross profit	3,805,067	4,374,224	20,243,322	18,426,149
Operating expenses:
Sales and marketing	2,679,364	2,136,862	12,421,138	8,476,716
General and administrative	1,068,296	1,163,195	4,948,980	4,441,441
Total operating expenses	3,747,660	3,300,057	17,370,118	12,918,157
Income from operations	57,407	1,074,167	2,873,204	5,507,992
Other income (expense):
Gain on extinguishment of debt	-	974,328	-	974,328
Interest income	17,313	455	19,277	5,581
Interest expense	-	(1,635)	-	(8,953)
Loss on foreign currency exchange	-	-	(34)	(603)
Total other income (expense), net	17,313	973,148	19,243	970,353
Income before income taxes	74,720	2,047,315	2,892,447	6,478,345
Income tax (expense) benefit	(33,950)	6,333,881	(518,532)	6,332,421
Net income	$40,770	$8,381,196	$2,373,915	$12,810,766

Net income per common share:
Basic	$0.00	$0.28	$0.08	$0.44
Diluted	$0.00	$0.27	$0.08	$0.42

Weighted average number of shares used in computing net income per common share:
Basic	30,534,331	29,680,806	30,363,076	29,144,820
Diluted	31,224,390	31,058,495	31,316,028	30,232,567

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2022	June 30, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,668,361	$21,302,317
Restricted cash	5,510,979	144,634
Accounts receivable, net	2,220,816	1,662,074
Inventory, net	11,024,276	11,450,141
Note receivable	250,000	250,000
Prepaid expenses and other assets	1,190,012	952,065
Total current assets	35,864,444	35,761,231
Long-term assets:
Inventory, net	22,488,524	17,722,579
Property and equipment, net	1,901,176	875,897
Intangible assets, net	265,730	209,658
Operating lease right-of-use assets	2,787,419	3,952,146
Deferred income taxes, net	5,851,904	6,350,830
Other assets	49,658	49,658
Total long-term assets	33,344,411	29,160,768
TOTAL ASSETS	$69,208,855	$64,921,999

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,401,229	$2,774,373
Operating lease liabilities, current portion	856,571	566,083
Accrued expenses and other liabilities	1,546,483	2,281,807
Total current liabilities	6,804,283	5,622,263
Long-term liabilities:
Noncurrent operating lease liabilities	2,846,805	3,600,842
Accrued income taxes	-	9,878
Total long-term liabilities	2,846,805	3,610,720
Total liabilities	9,651,088	9,232,983
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 30,778,046 shares issued and 30,747,759 shares outstanding at June 30, 2022 and 29,913,095 shares issued and outstanding at June 30, 2021	57,242,211	56,057,109
Additional paid-in capital	25,956,491	25,608,593
Treasury stock, at cost, 30,287 shares and 0 shares at June 30, 2022 and 2021, respectively	(38,164)	-
Accumulated deficit	(23,602,771)	(25,976,686)
Total shareholders’ equity	59,557,767	55,689,016
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$69,208,855	$64,921,999

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended June 30,
	2022	2021
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,373,915	$12,810,766
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	479,308	567,122
Stock-based compensation	774,341	352,583
Provision for uncollectible accounts	14,000	2,030
Recovery of sales returns	(84,000)	(29,000)
Inventory write-downs	195,000	150,000
Recovery of accounts receivable discounts	(4,285)	(9,153)
Gain on extinguishment of debt	-	(974,328)
Deferred income taxes	498,926	(6,350,830)
Changes in operating assets and liabilities:
Accounts receivable	(484,457)	(955,233)
Inventory	(4,535,080)	1,311,239
Prepaid expenses and other assets, net	926,780	(3,140,405)
Accounts payable	1,626,856	(973,862)
Accrued income taxes	(9,878)	1,931
Accrued expenses and other liabilities	(1,198,873)	3,710,232
Net cash provided by operating activities	572,553	6,473,092

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,496,471)	(437,069)
Payment to fund note receivable	-	(250,000)
Payments for intangible assets	(64,188)	(46,396)
Net cash used in investing activities	(1,560,659)	(733,465)

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	758,659	1,090,090
Repurchases of common stock	(38,164)	-
Net cash provided by financing activities	720,495	1,090,090

NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(267,611)	6,829,717
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF YEAR	21,446,951	14,617,234
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF YEAR	$21,179,340	$21,446,951

Reconciliation to Condensed Consolidated Balance Sheets:	June 30, 2022	June 30, 2021
Cash and cash equivalents	$15,668,361	$21,302,317
Restricted cash	5,510,979	144,634
	$21,179,340	$21,446,951

Supplemental disclosure of non-cash investing and financing activities:
Additions to right-of-use assets obtained from new operating lease liabilities	$-	$3,908,249
Forgiveness of PPP Loan principal	$-	965,000

Supplemental disclosure of cash flow information:
Cash paid during the year for taxes	$-	$14,704

Appendix B

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

The Company evaluates the financial performance of its segments based on net sales; product line gross profit, or the excess of product line sales over product line cost of goods sold; and operating income. The Company’s product line cost of goods sold is defined as product cost of goods sold, excluding non-capitalized expenses from the Company’s manufacturing and production control departments, comprising personnel costs, depreciation, leases, utilities, and corporate overhead allocations; freight out; inventory write-downs; and other inventory adjustments, comprising costs of quality issues, and damaged goods.

The Company allocates certain general and administrative expenses between its Online Channels segment and its Traditional segment primarily based on net sales and number of employees to arrive at segment operating income. Unallocated expenses remain in its Traditional segment.

Summary unaudited financial information by reportable segment for the three months ended June 30, 2022 is as follows:

	Three Months Ended June 30, 2022
	Online Channels	Traditional	Total
Net sales
Finished Jewelry	$4,879,657	$1,186,529	$6,066,186
Loose jewels	852,118	2,385,439	3,237,557
Total	$5,731,775	$3,571,968	$9,303,743

Product line cost of goods sold
Finished jewelry	$2,132,703	$1,051,674	$3,184,377
Loose jewels	332,228	1,329,565	1,661,793
Total	$2,464,931	$2,381,239	$4,846,170

Product line gross profit
Finished jewelry	$2,746,954	$134,855	$2,881,809
Loose jewels	519,890	1,055,874	1,575,764
Total	$3,266,844	$1,190,729	$4,457,573

Operating income (loss)	$446,317	$(388,910)	$57,407

Depreciation and amortization	$61,857	$67,253	$129,110

Capital expenditures	$191,141	$55,034	$246,175

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

Summary unaudited financial information by reportable segment for the three months ended June 30, 2021 is as follows:

	Three Months Ended June 30, 2021
	Online Channels	Traditional	Total
Net sales
Finished Jewelry	$4,790,434	$790,684	$5,581,118
Loose jewels	783,863	3,361,718	4,145,581
Total	$5,574,297	$4,152,402	$9,726,699

Product line cost of goods sold
Finished jewelry	$1,993,161	$470,478	$2,463,639
Loose jewels	269,525	1,570,367	1,839,892
Total	$2,262,686	$2,040,845	$4,303,531

Product line gross profit
Finished jewelry	$2,797,273	$320,206	$3,117,479
Loose jewels	514,338	1,791,351	2,305,689
Total	$3,311,611	$2,111,557	$5,423,168

Operating income	$718,486	$355,681	$1,074,167

Depreciation and amortization	$68,048	$79,563	$147,611

Capital expenditures	$58,240	$32,717	$90,957

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

Summary unaudited financial information by reportable segment for the year ended June 30, 2022 is as follows:

	Year Ended June 30, 2022
	Online Channels	Traditional	Total
Net sales
Finished jewelry	$23,539,347	$6,172,883	$29,712,230
Loose jewels	3,240,702	10,136,092	13,376,794
Total	$26,780,049	$16,308,975	$43,089,224

Product line cost of goods sold
Finished jewelry	$9,837,830	$4,094,870	$13,932,700
Loose jewels	1,209,832	4,959,958	6,169,790
Total	$11,047,662	$9,054,828	$20,102,490

Product line gross profit
Finished jewelry	$13,701,517	$2,078,013	$15,779,530
Loose jewels	2,030,870	5,176,134	7,207,004
Total	$15,732,387	$7,254,147	$22,986,534

Operating income	$2,550,991	$322,213	$2,873,204

Depreciation and amortization	$235,643	$243,665	$479,308

Capital expenditures	$305,586	$1,190,885	$1,496,471

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

Summary financial information by reportable segment for the year ended June 30, 2021 is as follows:

	Year Ended June 30, 2021
	Online Channels	Traditional	Total
Net sales
Finished jewelry	$19,905,199	$4,496,347	$24,401,546
Loose jewels	3,304,439	11,529,854	14,834,293
Total	$23,209,638	$16,026,201	$39,235,839

Product line cost of goods sold
Finished jewelry	$8,235,797	$3,036,215	$11,272,012
Loose jewels	1,216,942	5,640,813	6,857,755
Total	$9,452,739	$8,677,028	$18,129,767

Product line gross profit
Finished jewelry	$11,669,402	$1,460,132	$13,129,534
Loose jewels	2,087,497	5,889,041	7,976,538
Total	$13,756,899	$7,349,173	$21,106,072

Operating income	$3,739,553	$1,768,439	$5,507,992

Depreciation and amortization	$248,995	$318,127	$567,122

Capital expenditures	$253,935	$183,134	$437,069

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

An unaudited reconciliation of the Company’s total product line cost of goods sold by reportable segment to its cost of goods sold as reported in the unaudited condensed consolidated financial statements for each applicable period presented herein is as follows:

	Three Months Ended June 30, 2022	Year Ended June 30, 2022
Product line cost of goods sold by reportable segment	$4,846,170	$20,102,490
Non-capitalized manufacturing and production control expenses	417,679	1,661,207
Freight out	218,207	1,195,062
Inventory (reserve release) write-downs	(37,000)	195,000
Other inventory adjustments	53,620	(308,057)
Consolidated cost of goods sold	$5,498,676	$22,845,702

	Three Months Ended June 30, 2021	Year Ended June 30, 2021
Product line cost of goods sold by reportable segment	$4,303,531	$18,129,767
Non-capitalized manufacturing and production control expenses	468,400	1,591,114
Freight out	329,695	1,013,275
Inventory write-downs	22,000	150,000
Other inventory adjustments	228,849	(74,466)
Consolidated cost of goods sold	$5,352,475	$20,809,690